    As filed with the Securities and Exchange Commission on March 20, 2008
                                                       File No. 811-22137

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
ACT OF 1940                                                                [X]

      Amendment No. 1                                                      [X]

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                      OPPENHEIMER MASTER LOAN FUND, LLC
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              (Exact Name of Registrant as Specified in Charter)

            6803 South Tucson Way, Centennial, Colorado 80112-3924
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             (Address of Principal Executive Offices) (Zip Code)

                                (303) 768-3200
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             (Registrant's Telephone Number, including Area Code)

                             Robert G. Zack, Esq.
                            OppenheimerFunds, Inc.
                Two World Financial Center, 225 Liberty Street
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                        New York, New York 10281-1008
                   (Name and Address of Agent for Service)

This Amendment No. 1 to the Registrant's Registration Statement on Form N-1A
(File No. 811-22137) (the "Registration Statement") consists of the following: (1) the facing sheet of the Registration Statement; (2) Amendment, dated March 20, 2008, to the Registration Statement; and (3) Signature page.
Parts A, B and C to the Registration Statement were previously filed on
October 26, 2007.

                      OPPENHEIMER MASTER LOAN FUND, LLC
                    Amendment dated March 20, 2008 to the
                Registration Statement dated October 26, 2007

The following information supplements and/or replaces the respective information in the Fund's Prospectus dated October 26, 2007. This Amendment
No. 1 to the Fund's Registration Statement should be read in conjunction with the Fund's Registration Statement, dated October 26, 2007.

Effective May 1, 2008, Part A of the Registration Statement of Oppenheimer
Master Loan Fund, LLC (the "Fund"), dated October 26, 2007, is revised as follows:

Section (a)(2) of Item 5 titled "Portfolio Managers," beginning on page 11 of
Part A of the Registration Statement, is deleted in its entirety and replaced with the following:

   Portfolio Managers.  The Fund's portfolio is managed by Joseph
   Welsh and Margaret Hui who are primarily responsible for the day-to-day management of the Fund's investments.

   Mr. Welsh has been a Vice President and portfolio manager of the
   Fund since October 2007.  Mr. Welsh has been a Vice President of the Manager since December 2000 and a Vice President of
   HarbourView Asset Management Corporation since September 2002.
   He was an Assistant Vice President of the Manager from December
   1996 to November 2000 and a high yield bond analyst of the
   Manager from January 1995 to December 1996.

   Ms. Hui has been a Vice President and portfolio manager of the
   Fund since October 2007 and has been a Vice President of the
   Manager since February 2005.  She was an Assistant Vice President of the Manager from October 1999 to January 2005.

   The Statement of Additional Information provides additional information about the portfolio managers' compensation, other accounts they manage and their ownership of Fund Shares.

March 20, 2008                                                     PS1241.001

                                  SIGNATURES

Pursuant  to the  requirements  of the  Investment  Company  Act  of  1940,  the
Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of New
York and State of New York on the 20th day of March, 2008.

                        Oppenheimer Master Loan Fund, LLC

                     By: /s/ John V. Murphy*
                        John V. Murphy, President
                        Principal Executive Officer and Director

*By:  /s/ Kathleen T. Ives
      Kathleen T. Ives, Attorney-in-Fact